Exhibit 4-i

DESCRIPTION OF SECURITIES OF AT&T INC. REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT AS OF DECEMBER 31, 2023
TABLE OF CONTENTS

Description of the Company’s Common Stock
DESCRIPTION OF THE DEPOSITARY SHARES AND 5.000% PERPETUAL PREFERRED STOCK, SERIES A
DESCRIPTION OF THE DEPOSITARY SHARES AND 4.750% PERPETUAL PREFERRED STOCK, SERIES C
DESCRIPTION OF THE 3.550% GLOBAL NOTES DUE 2032
DESCRIPTION OF THE 2.400% GLOBAL NOTES DUE 2024, THE 3.500% GLOBAL NOTES DUE 2025 AND THE 3.375% GLOBAL NOTES DUE 2034
DESCRIPTION OF THE 1.800% GLOBAL NOTES DUE 2026, THE 2.350% GLOBAL NOTES DUE 2029, THE 2.600% GLOBAL NOTES DUE 2029, THE 2.450% GLOBAL NOTES DUE 2035 AND THE 3.150% GLOBAL NOTES DUE 2036
DESCRIPTION OF THE 0.250% GLOBAL NOTES DUE 2026, THE 1.600% GLOBAL NOTES DUE 2028, THE 0.800% GLOBAL NOTES DUE 2030, THE 2.050% GLOBAL NOTES DUE 2032, THE 2.600% GLOBAL NOTES DUE 2038 AND THE 1.800% GLOBAL NOTES DUE 2039
DESCRIPTION OF THE 4.000% GLOBAL NOTES DUE 2049, THE 4.250% GLOBAL NOTES DUE 2050 AND THE 3.750% GLOBAL NOTES DUE 2050
DESCRIPTION OF THE 5.350% GLOBAL NOTES DUE 2066 AND THE 5.625% GLOBAL NOTES DUE 2067
DESCRIPTION OF THE 7.000% GLOBAL NOTES DUE 2040 AND THE 4.875% GLOBAL NOTES DUE 2044
DESCRIPTION OF THE 4.250% GLOBAL NOTES DUE 2043
DESCRIPTION OF THE 2.900% GLOBAL NOTES DUE 2026, THE 4.375% GLOBAL NOTES DUE 2029 AND THE 5.200% GLOBAL NOTES DUE 2033
DESCRIPTION OF THE FLOATING RATE GLOBAL NOTES DUE 2025, THE 3.550% GLOBAL NOTES DUE 2025, THE 3.950% GLOBAL NOTES DUE 2031 AND THE 4.300% GLOBAL NOTES DUE 2034

DESCRIPTION OF THE COMPANY’S COMMON STOCK

The following summary of AT&T Inc.’s (“AT&T”) common stock is based on and qualified by the Company’s Restated Certificate of Incorporation and Bylaws as of December 31, 2023. For a complete description of the terms and provisions of the Company’s equity securities, including its common stock, refer to the Restated Certificate of Incorporation and the Bylaws, both of which are filed as exhibits to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023. Throughout this exhibit, references to “we,” “our,” “us” and “the Company” refer to AT&T.

General

Our authorized share capital consists of 14,010,000,000 shares, of which 14,000,000,000 are common shares having a par value of $1.00 per share and 10,000,000 are shares of preferred stock, par value $1.00 per share. As of December 31, 2023, 7,150,063,361 shares of common stock were outstanding and 138,000 shares of preferred stock were outstanding.

Our common stock is listed on the New York Stock Exchange under the symbol “T”.
The transfer agent for the common stock is Computershare Trust Company, N.A., P.O. Box 505005, Louisville, Kentucky 40233.
We typically do not issue physical stock certificates. Instead, we record evidence of stock ownership solely on our corporate records. However, we will issue a physical stock certificate if a stockholder so requests.

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities and after the liquidation preference of holders of preferred stock has been satisfied.

Some of the provisions of our Restated Certificate of Incorporation and our Bylaws may tend to deter any potential unfriendly tender offers or other efforts to obtain control of us. At the same time, these provisions will tend to assure continuity of management and corporate policies and to induce any persons seeking control or a business combination with us to negotiate on terms acceptable to our then-elected board of directors.

Dividends

Common stockholders are entitled to participate equally in dividends when dividends are declared by our board of directors out of funds legally available for dividends.

Voting Rights

Each holder of common stock is entitled to one vote for each share for all matters voted on by common stockholders.

Election of Directors

Holders of common stock may not cumulate their votes in the election of directors. In an election of directors, each director must be elected by the vote of the majority of the votes cast with respect to that director’s election. If a nominee for director is not elected and the nominee is an incumbent director, such incumbent director must promptly tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The Corporate Governance and Policy Committee of the board of directors (the “Corporate Governance and Policy Committee”) will make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation, taking into account the Corporate Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of election results. The Corporate Governance and Policy Committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any incumbent director who tenders his or her resignation following such failure to be elected will not participate in the recommendation of the Corporate Governance and Policy Committee or the decision of the board of directors with respect to his or her resignation.
If the number of persons properly nominated for election as directors as of the date that is 10 days before the record date for the meeting at which such vote is to be held exceeds the number of directors to be elected, then the directors shall be elected by a plurality of the votes cast.
For purposes of the election of directors, a majority of votes cast shall mean that the number of shares voted “for” the election of a director exceeds the number of votes cast “against” the election of such director.

Other Matters

Except with respect to the election of directors as described above, all other matters are determined by a majority of the votes cast, unless otherwise required by law or the certificate of incorporation for the action proposed.
For these purposes, a majority of votes cast shall mean that the number of shares voted “for” a matter exceeds the number of votes cast “against” such matter.

Quorum
At least 40% of the shares entitled to vote at the meeting must be present in person or by proxy, in order to constitute a quorum.

Board of Directors
Our Bylaws provide that all directors are required to stand for re-election every year. At any meeting of our board of directors, a majority of the total number of the directors constitutes a quorum.

Action without Stockholder Meeting

Our Restated Certificate of Incorporation also requires that stockholders representing at least two-thirds of the total number of shares outstanding and entitled to vote thereon must sign a written consent for any action without a meeting of the stockholders.

Advance Notice Bylaws

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of AT&T prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information, representations and agreements specified in the Bylaws.

Proxy Access

Our Bylaws permit any stockholder or group of up to twenty stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our Bylaws shall be the greater of two or 20% of the total number of directors of AT&T on the last day a notice of nomination may be submitted.

Notice of a nomination pursuant to the proxy access provisions of our Bylaws must be submitted to the Secretary of AT&T at our principal executive office no earlier than 150 days and no later than 120 days before the anniversary of the date that we mailed our proxy statement for the previous year’s annual meeting of stockholders. The notice must contain certain information, representations and agreements specified in our Bylaws.

Section 203 of the General Corporation Law of the State of Delaware

We are also subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•prior to such date, our board of directors approves either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or
•the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.
For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.
A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

DESCRIPTION OF THE DEPOSITARY SHARES
AND 5.000% PERPETUAL PREFERRED STOCK, SERIES A

The following summary of AT&T’s above referenced securities is based on and qualified by the pertinent sections of our Restated Certificate of Incorporation, including the Certificate of Designations creating the 5.000% Perpetual Preferred Stock, Series A (the “Series A”). For a complete description of the terms and provisions of the depositary shares and the Series A, please refer to our Restated Certificate of Incorporation, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the Certificate of Designations, which is filed an exhibit to a Form 8-A filed with the Securities and Exchange Commission on December 12, 2019.

References to the “holders” of the Series A shall mean Computershare Inc. and Computershare Trust Company, N.A., (the “Depositary”). References to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through the Depositary Trust Company (“DTC”). Holders of the depositary shares are entitled through the Depositary to exercise their proportional rights and preferences of the Series A, as described under “Description of the Depositary Shares.”

DESCRIPTION OF THE 5.000% PERPETUAL PREFERRED STOCK, SERIES A

General

Under our Restated Certificate of Incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series A. The Series A represents a single series of our authorized preferred stock.

We have issued 48,000 shares of the Series A, which remains the amount outstanding, subject to our ability to reopen and issue additional shares and/or increase or decrease the number of designated shares of Series A as described below. The shares of Series A are fully paid and nonassessable and are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and are not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The shares of Series A have a “stated amount” per share of $25,000 and are held solely by the Depositary as described under “Description of the Depositary Shares” below.

The number of designated shares of Series A may from time to time be increased (but not in excess of the total number of shares of preferred stock authorized under our Restated Certificate of Incorporation, less shares of any other series of preferred stock designated at the time of such increase) or decreased (but not below the number of shares of Series A then outstanding) by resolution of the board (or a duly authorized committee of the board), without the vote or consent of the holders of the Series A. Shares of Series A that are redeemed, purchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series A.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up, the Series A ranks:
•senior to our common stock and any class or series of our stock that ranks junior to the Series A in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up (including our common stock, “junior stock”);
•senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series A at the time outstanding and entitled to vote, voting together with any other series of preferred stock that would be adversely affected by such issuance substantially in the same manner and entitled to vote as a single class in proportion to their respective stated amounts) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up of the Company; and
•junior to all existing and future indebtedness and other non-equity claims on us.
Dividends

Holders of Series A shall be entitled to receive, when, as and if declared by our board (or a duly authorized committee of the board), but only out of funds legally available therefor, cumulative cash dividends at the annual rate of 5.000% of the stated amount per share, and no more, payable quarterly in arrears on the 1st day of each February, May, August and November, respectively, in each year, beginning on February 1, 2020 (each, a “dividend payment date”), with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 60 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board (or a duly authorized committee of the board) in advance of payment of each particular dividend. The amount of the dividend per share of Series A for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is not a business day, the applicable dividend will be paid on the first business day following that day without adjustment. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A.

“Dividend period” means each period commencing on (and including) a dividend payment date and continuing to (but not including) the next succeeding dividend payment date, except that the first dividend period for the initial issuance of shares of Series A shall commence on (and include) the original issue date.

A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of Series A remains outstanding, unless full accrued dividends on all outstanding shares of Series A through and including the most recently completed dividend period have been paid or declared and a sum sufficient for the payment thereof has been set aside for payment:

(i) no dividend may be declared or paid or set aside for payment on any junior stock, other than a dividend payable solely in stock that ranks junior to the Series A in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; and

(ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

•as a result of (x) a reclassification of junior stock, or (y) the exchange or conversion of one share of junior stock for or into another share of stock that ranks junior to the Series A in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; or
•through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series A in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; or
•purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors or consultants.
“Accrued dividends” means, with respect to shares of Series A, an amount computed at the annual dividend rate for Series A from, as to each share, the date of issuance of such share to and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends previously paid on such share.

If our board (or a duly authorized committee of the board) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of Series A or any class or series of our stock that ranks on a parity with Series A in the payment of dividends (“dividend parity stock”), then to the extent permitted by the terms of the Series A and each outstanding series of dividend parity stock such partial dividends shall be declared on shares of Series A and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to the Series A and any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring the Series A and such dividend parity stock current in dividends, including undeclared dividends for past dividend periods (that is, for Series A, full accrued dividends). To the extent a dividend period with respect to the Series A or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), for purposes of the immediately preceding sentence our board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by our board (or a duly authorized committee of the board) may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the shares of Series A shall not be entitled to participate in any such dividend.

Optional Redemption

The Series A is perpetual and has no maturity date. We may, at our option, redeem the shares of Series A:
(i) in whole or in part, at any time on or after December 12, 2024, at a cash redemption price equal to the stated amount (i.e., $25,000 per share of Series A) (equivalent to $25.00 per depositary share), plus (except as otherwise provided herein) an amount equal to all accrued and unpaid dividends thereon (whether or not declared), to, but not including, the date fixed for redemption; or

(ii) in whole but not in part at any time within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence of a ratings event at a cash redemption price equal to $25,500 per share of Series A (equivalent to $25.50 per depositary share), plus (except as otherwise provided herein) an amount equal to all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption.

“Ratings event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A, which amendment, clarification or change results in:

(i) the shortening of the length of time the Series A is assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A; or
(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series A by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A.

The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A are issued in certificated form. Any accrued but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series A in proportion to the number of shares of Series A held by such holders or by lot. Subject to the provisions hereof, our board (or a duly authorized committee of the board) shall have full power and authority to prescribe the terms and conditions on which shares of Series A shall be redeemed from time to time. If we shall have issued certificates for the Series A and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Redemption Procedures

A notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the Series A or any depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, the Depositary Trust Company or such other facility will provide notice of redemption by any authorized method to holders of record of the applicable Series A or depositary shares representing interests in the Series A not less than 30, nor more than 60, days prior to the date fixed for redemption of the Series A and related depositary shares.

Each notice of redemption given to a holder shall state:
•the redemption date;
•the number of shares of the Series A to be redeemed and, if less than all shares of the Series A held by such holder are to be redeemed, the number of shares to be redeemed from such holder;
•the redemption price;
•the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
•that dividends will cease to accrue on the redemption date.
If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

The Series A is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A do not have the right to require redemption of any shares of Series A.

Liquidation Right

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock, holders of Series A will be entitled to receive out of our assets legally available for distribution to our stockholders an amount equal to the stated amount per share, together with an amount equal to all accrued dividends to the date of payment whether or not earned or declared (the “liquidation preference”).
If our assets are not sufficient to pay the liquidation preference in full to all holders of Series A and all holders of any class or series of our stock that ranks on a parity with Series A in the distribution of assets on liquidation, dissolution or winding up of the Company (the “liquidation preference parity stock”), the amounts paid to the holders of Series A and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series A and all holders of any liquidation preference parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other corporation, including a transaction in which the holders of Series A receive cash, securities or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series A do not have any voting rights.

Right to Elect Two Directors on Nonpayment Events. If and whenever dividends payable on Series A have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (a “nonpayment event”), the number of directors then constituting our board shall be automatically increased by two and the holders of Series A, together with the holders of any and all other series of outstanding voting preferred stock then entitled to vote for additional directors, voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect the two additional directors (the “preferred stock directors”); provided that our board shall at no time include more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to like voting rights).

“Voting preferred stock” means any other class or series of preferred stock that ranks equally with the Series A as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company and upon which like voting rights have been conferred and are exercisable.

In the event that the holders of Series A and such other holders of voting preferred stock shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, such directors shall be initially elected following such nonpayment event only at a special meeting called at the request of the holders of record of at least 20% of (i) the stated amount of the Series A and (ii) each other series of voting preferred stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment event shall be made by written notice, signed by the requisite holders of Series A or voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations creating the Series A, or as may otherwise be required or permitted by applicable law. If our Secretary fails to call a special meeting for the election of the preferred stock directors within 20 days of receiving proper notice, any holder of Series A may call such a meeting at our expense solely for the election of the preferred stock directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series A holder shall have access to our stock ledger.

At each meeting of stockholders at which holders of the Series A and such other holders of voting preferred stock are entitled to vote for the election of the preferred stock directors, the holders of record of 40% of the total number of the Series A and voting preferred stock (determined on a series by series basis) entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each preferred stock director will be elected by a vote of the majority of the votes cast with respect to that preferred stock director’s election.

When (i) accrued dividends have been paid in full on the Series A after a nonpayment event, and (ii) the rights of holders of any voting preferred stock to participate in electing the preferred stock directors shall have ceased, the right of holders of the Series A to participate in the election of preferred stock directors shall cease (but subject always to the revesting of such voting rights in the case of any future nonpayment event), the terms of office of all the preferred stock directors shall immediately terminate, and the number of directors constituting our board shall automatically be reduced accordingly.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A and voting preferred stock, when they have the voting rights described above (voting together as a single class in proportion to their respective stated amounts). The preferred stock directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the preferred stock directors, a successor shall be elected by our board to serve until the next annual meeting of the stockholders on the nomination of the then remaining preferred stock director or, if no preferred stock director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series A and such voting preferred stock for which dividends have not been paid, voting as a single class in proportion to their respective stated amounts. The preferred stock directors shall each be entitled to one vote per director on any matter that shall come before our board for a vote.

Other Voting Rights

So long as any shares of the Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series A at the time outstanding, voting together with any other series of preferred stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•Amendment of Restated Certificate of Incorporation or Bylaws. Any amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series A so as to affect them adversely; provided, however, that the amendment of the Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series A in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A;

•Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking prior to Series A in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series A or (y) a merger or consolidation of the Company with another entity (whether or not a corporation), unless in each case (A) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States or a state thereof, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A immediately prior to such consummation, taken as a whole.
To the fullest extent permitted by law, without the consent of the holders of the Series A, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, we may amend, alter, supplement or repeal any terms of the Series A contained in our Restated Certificate of Incorporation or the certificate of designations for the following purposes:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument; or

(ii) to make any provision with respect to matters or questions relating to the Series A that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A to effect the redemption, unless in the case of a vote or consent required to authorize senior stock if the shares of Series A are being redeemed with the proceeds from the sale of the stock to be authorized.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class.

No Preemptive and Conversion Rights

Holders of the Series A do not have any preemptive rights. The Series A is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Additional Classes or Series of Stock

We have the right to create and issue additional classes or series of stock ranking equally with or junior to the Series A as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series A, or the holders of the related depositary shares.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

DESCRIPTION OF THE DEPOSITARY SHARES
General

We have issued fractional interests in shares of the Series A in the form of depositary shares. Each depositary share represents a 1/1,000th ownership interest in a share of the Series A and is evidenced by a depositary receipt.

The Series A represented by depositary shares has been deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., as the Depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series A represented by such depositary shares, to all the rights and preferences of the Series A represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares are listed on the NYSE under the symbol “T PRA”.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on the related share of the Series A.

The Depositary distributes any cash dividends or other cash distributions received in respect of the deposited Series A to the record holders of depositary shares relating to the underlying Series A in proportion to the number of depositary shares held by each holder on the relevant record date. The Depositary distributes any property received by it other than cash to the record holders of depositary shares entitled to those distributions in proportion to the number of depositary shares held by each such holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the depositary shares entitled to such distribution in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares are the same as the corresponding record dates for the Series A.

The amounts distributed to holders of depositary shares are reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series A represented by the depositary shares, in whole or in part, a corresponding number of depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A held by the Depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series A held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the Series A so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the Depositary either pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 1,000 depositary shares and any integral multiple thereof.

The Depositary will provide notice of redemption by any authorized method to holders of the depositary shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A and the related depositary shares.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Shares

Because each depositary share represents a 1/1,000th interest in a share of the Series A, holders of depositary shares are entitled to a 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Series A are entitled to a vote, as described above in “Description of the 5.000% Perpetual Preferred Stock, Series A-Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series A are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series.

Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A, may instruct the Depositary to vote the amount of the Series A represented by the holder’s depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A. To the extent possible, the Depositary will vote the amount of the Series A represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any depositary shares representing the Series A, it will not vote the amount of the Series A represented by such depositary shares.

Form of the Depositary Shares

The depositary shares are issued in book-entry form through DTC. The Series A is issued in registered form to the Depositary.

DESCRIPTION OF THE DEPOSITARY SHARES
AND 4.750% PERPETUAL PREFERRED STOCK, SERIES C

The following summary of AT&T’s above referenced securities is based on and qualified by the pertinent sections of our Restated Certificate of Incorporation, including the Certificate of Designations creating the 4.750% Perpetual Preferred Stock, Series C (the “Series C”). For a complete description of the terms and provisions of the depositary shares and the Series C, please refer to our Restated Certificate of Incorporation, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the Certificate of

Designations, which is filed an exhibit to a Form 8-A filed with the Securities and Exchange Commission on February 18, 2020.

References to the “holders” of the Series C shall mean Computershare Inc. and Computershare Trust Company, N.A., (the “Depositary”). References to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through the Depositary Trust Company (“DTC”). Holders of the depositary shares are entitled through the Depositary to exercise their proportional rights and preferences of the Series C, as described under “Description of the Depositary Shares.”

DESCRIPTION OF THE 4.750% PERPETUAL PREFERRED STOCK, SERIES C

General

Under our Restated Certificate of Incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series C. The Series C represents a single series of our authorized preferred stock.
We have issued 70,000 shares of the Series C, which remains the amount outstanding, subject to our ability to reopen and issue additional shares and/or increase or decrease the number of designated shares of Series C as described below. The shares of Series C are fully paid and nonassessable and are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and are not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The shares of Series C have a “stated amount” per share of $25,000 and are held solely by the Depositary as described under “Description of the Depositary Shares” below.

The number of designated shares of Series C may from time to time be increased (but not in excess of the total number of shares of preferred stock authorized under our Restated Certificate of Incorporation, less shares of any other series of preferred stock designated at the time of such increase) or decreased (but not below the number of shares of Series C then outstanding) by resolution of the board (or a duly authorized committee of the board), without the vote or consent of the holders of the Series C. Shares of Series C that are redeemed, purchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series C.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up, the Series C ranks:

•senior to our common stock and any class or series of our stock that ranks junior to the Series C in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up (including our common stock, “junior stock”);

•senior to or on a parity with each other series of our preferred stock we have issued or may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series C at the time outstanding and entitled to vote, voting together with any other series of preferred stock that would be adversely affected by such issuance substantially in the same manner and entitled to vote as a single class in proportion to their respective stated amounts) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding up of the Company; and

•junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of Series C shall be entitled to receive, when, as and if declared by our board (or a duly authorized committee of the board), but only out of funds legally available therefor, cumulative cash dividends at the annual rate of 4.750% of the stated amount per share, and no more, payable quarterly in arrears on the 1st day of each February, May, August and November, respectively, in each year, beginning on May 1, 2020 (each, a “dividend payment date”), with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the 10th day of the month before such dividend payment date or such other record date not more than 60 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board (or a duly authorized committee of the board) in advance of payment of each particular dividend. The amount of the dividend per share of Series C for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is not a business day, the applicable dividend will be paid on the first business day following that day without adjustment. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series C.

“Dividend period” means each period commencing on (and including) a dividend payment date and continuing to (but not including) the next succeeding dividend payment date, except that the first dividend period for the initial issuance of shares of Series C shall commence on (and include) the original issue date.

A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

Restrictions on Dividends, Redemption and Repurchases
So long as any share of Series C remains outstanding, unless full accrued dividends on all outstanding shares of Series C through and including the most recently completed dividend period have been paid or declared and a sum sufficient for the payment thereof has been set aside for payment:

(i) no dividend may be declared or paid or set aside for payment on any junior stock, other than a dividend payable solely in stock that ranks junior to the Series C in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; and

(ii) no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

•as a result of (x) a reclassification of junior stock, or (y) the exchange or conversion of one share of junior stock for or into another share of stock that ranks junior to the Series C in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series C in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors or consultants.
“Accrued dividends” means, with respect to shares of Series C, an amount computed at the annual dividend rate for Series C from, as to each share, the date of issuance of such share to and including the date to which such dividends are to be accrued (whether or not such dividends have been declared), less the aggregate amount of all dividends previously paid on such share.

If our board (or a duly authorized committee of the board) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of Series C or any class or series of our stock that ranks on a parity with Series C in the payment of dividends (“dividend parity stock”), then to the extent permitted by the terms of the Series C and each outstanding series of dividend parity stock such partial dividends shall be declared on shares of Series C and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to the Series C and any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring the Series C and such dividend parity stock current in dividends, including undeclared dividends for past dividend periods (that is, for Series C, full accrued dividends). To the extent a dividend period with respect to the Series C or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), for purposes of the immediately preceding sentence our board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series C for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series C.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by our board (or a duly authorized committee of the board) may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the shares of Series C shall not be entitled to participate in any such dividend.

Optional Redemption

The Series C is perpetual and has no maturity date. We may, at our option, redeem the shares of Series C:
(i) in whole or in part, at any time on or after February 18, 2025, at a cash redemption price equal to the stated amount (i.e., $25,000 per share of Series C) (equivalent to $25.00 per depositary share), plus (except as otherwise provided herein) an amount equal to all accrued and unpaid dividends thereon (whether or not declared), to, but not including, the date fixed for redemption; or

(ii) in whole but not in part at any time within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence of a ratings event at a cash redemption price equal to $25,500 per share of Series C (equivalent to $25.50 per depositary share), plus (except as otherwise provided herein) an amount equal to all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption.

“Ratings event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C, which amendment, clarification or change results in:

(i) the shortening of the length of time the Series C is assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series C; or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series C by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series C.

The redemption price for any shares of Series C shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series C are issued in certificated form. Any accrued but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of Series C in proportion to the number of shares of Series C held by such holders or by lot. Subject to the provisions hereof, our board (or a duly authorized committee of the board) shall have full power and authority to prescribe the terms and conditions on which shares of Series C shall be redeemed from time to time. If we shall have issued certificates for the Series C and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Redemption Procedures

A notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the Series C or any depositary shares representing interests in the Series C are issued in book-entry form through The Depository Trust Company or any other similar facility, the Depositary Trust Company or such other facility will provide notice of redemption by any authorized method to holders of record of the applicable Series C or depositary shares representing interests in the Series C not less than 30, nor more than 60, days prior to the date fixed for redemption of the Series C and related depositary shares.

Each notice of redemption given to a holder shall state:
•the redemption date;

•the number of shares of the Series C to be redeemed and, if less than all shares of the Series C held by such holder are to be redeemed, the number of shares to be redeemed from such holder;

•the redemption price;

•the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

•that dividends will cease to accrue on the redemption date.
If notice of redemption has been duly given, and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series C are issued in certificated form, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
The Series C is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C do not have the right to require redemption of any shares of Series C.

Liquidation Right

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock, holders of Series C will be entitled to receive out of our assets legally available for distribution to our stockholders an amount equal to the stated amount per share, together with an amount equal to all accrued dividends to the date of payment whether or not earned or declared (the “liquidation preference”).
If our assets are not sufficient to pay the liquidation preference in full to all holders of Series C and all holders of any class or series of our stock that ranks on a parity with Series C in the distribution of assets on liquidation, dissolution or winding up of the Company (the “liquidation preference parity stock”), the amounts paid to the holders of Series C and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series C and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series C means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series C and all holders of any liquidation preference parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other corporation, including a transaction in which the holders of Series C receive cash, securities or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series C do not have any voting rights.
Right to Elect Two Directors on Nonpayment Events. If and whenever dividends payable on Series C have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (a “nonpayment event”), the number of directors then constituting our board shall be automatically increased by two and the holders of Series C, together with the holders of any and all other series of outstanding voting preferred stock then entitled to vote for additional directors, voting together as a single class in proportion to their respective stated amounts, shall be entitled to elect the two additional directors (the “preferred stock directors”); provided that our board shall at no time include more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to like voting rights).

“Voting preferred stock” means any other class or series of preferred stock that ranks equally with the Series C as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company and upon which like voting rights have been conferred and are exercisable.

In the event that the holders of Series C and such other holders of voting preferred stock shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, such directors shall be initially elected following such nonpayment event only at a special meeting called at the request of the holders of record of at least 20% of (i) the stated amount of the Series C and (ii) each other series of voting preferred stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment event shall be made by written notice, signed by the requisite holders of Series C or voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations creating the Series C, or as may otherwise be required or permitted by applicable law. If our Secretary fails to call a special meeting for the election of the preferred stock directors within 20 days of receiving proper notice, any holder of Series C may call such a meeting at our expense solely for the election of the preferred stock directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series C holder shall have access to our stock ledger.

At each meeting of stockholders at which holders of the Series C and such other holders of voting preferred stock are entitled to vote for the election of the preferred stock directors, the holders of record of 40% of the total number of the Series C and voting preferred stock (determined on a series by series basis) entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each preferred stock director will be elected by a vote of the majority of the votes cast with respect to that preferred stock director’s election.

When (i) accrued dividends have been paid in full on the Series C after a nonpayment event, and (ii) the rights of holders of any voting preferred stock to participate in electing the preferred stock directors shall have ceased, the right of holders of the Series C to participate in the election of preferred stock directors shall cease (but subject always to the revesting of such voting rights in the case of any future nonpayment event), the terms of office of all the preferred stock directors shall immediately terminate, and the number of directors constituting our board shall automatically be reduced accordingly.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series C and voting preferred stock, when they have the voting rights described above (voting together as a single class in proportion to their respective stated amounts). The preferred stock directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the preferred stock directors, a successor shall be elected by our board to serve until the next annual meeting of the stockholders on the nomination of the then remaining preferred stock director or, if no preferred stock director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series C and such voting preferred stock for which dividends have not been paid, voting as a single class in proportion to their respective stated amounts. The preferred stock directors shall each be entitled to one vote per director on any matter that shall come before our board for a vote.

Other Voting Rights

So long as any shares of the Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series C at the time outstanding, voting together with any other series of preferred stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•Amendment of Restated Certificate of Incorporation or Bylaws. Any amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series C so as to affect them adversely; provided, however, that the amendment of the Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank senior to the Series C in either the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C;

•Authorization of Senior Stock. Any amendment or alteration of the certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking prior to Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series C or (y) a merger or consolidation of the Company with another entity (whether or not a corporation), unless in each case (A) the shares of Series C remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series C are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States or a state thereof, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series C immediately prior to such consummation, taken as a whole.
To the fullest extent permitted by law, without the consent of the holders of the Series C, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C, we may amend, alter, supplement or repeal any terms of the Series C contained in our Restated Certificate of Incorporation or the certificate of designations for the following purposes:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument; or

(ii) to make any provision with respect to matters or questions relating to the Series C that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series C have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series C to effect the redemption, unless in the case of a vote or consent required to authorize senior stock if the shares of Series C are being redeemed with the proceeds from the sale of the stock to be authorized.
Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class.

No Preemptive and Conversion Rights
Holders of the Series C do not have any preemptive rights. The Series C is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Additional Classes or Series of Stock

We have the right to create and issue additional classes or series of stock ranking equally with or junior to the Series C as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series C, or the holders of the related depositary shares.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series C as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series C is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We have issued fractional interests in shares of the Series C in the form of depositary shares. Each depositary share represents a 1/1,000th ownership interest in a share of the Series C and is evidenced by a depositary receipt.

The Series C represented by depositary shares has been deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., as the Depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series C represented by such depositary shares, to all the rights and preferences of the Series C represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares are listed on the NYSE under the symbol “T PRAC”.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on the related share of the Series C.

The Depositary distributes any cash dividends or other cash distributions received in respect of the deposited Series C to the record holders of depositary shares relating to the underlying Series C in proportion to the number of depositary shares held by each holder on the relevant record date. The Depositary distributes any property received by it other than cash to the record holders of depositary shares entitled to those distributions in proportion to the number of depositary shares held by each such holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the depositary shares entitled to such distribution in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares are the same as the corresponding record dates for the Series C.

The amounts distributed to holders of depositary shares are reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If we redeem the Series C represented by the depositary shares, in whole or in part, a corresponding number of depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series C held by the Depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series C held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the Series C so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the Depositary either pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 1,000 depositary shares and any integral multiple thereof.

The Depositary will provide notice of redemption by any authorized method to holders of the depositary shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C and the related depositary shares.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Shares

Because each depositary share represents a 1/1,000th interest in a share of the Series C, holders of depositary shares are entitled to a 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Series C are entitled to a vote, as described above in “Description of the 4.750% Perpetual Preferred Stock, Series C-Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series C are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series.

Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C, may instruct the Depositary to vote the amount of the Series C represented by the holder’s depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series C. To the extent possible, the Depositary will vote the amount of the Series C represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any depositary shares representing the Series C, it will not vote the amount of the Series C represented by such depositary shares.

Form of the Depositary Shares

The depositary shares are issued in book-entry form through DTC. The Series C is issued in registered form to the Depositary.

DESCRIPTION OF THE 3.550% GLOBAL NOTES DUE 2032

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of November 1, 1994, with The Bank of New York Mellon acting as trustee (the “Indenture”) and the 3.550% Global Notes due 2032 (the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the form of Notes, which is filed as an exhibit to the Form 8-A filed with the Securities and Exchange Commission on December 17, 2012.

General

The Notes:
•were issued in an aggregate initial principal amount of €1,000,000,000 and an additional aggregate principal amount of €400,000,000 was subsequently issued such that €1,400,000,000 remains the amount outstanding, subject to our ability to issue additional Notes which may be of the same series as the Notes as described under “- Further Issues”;

•mature on December 17, 2032;

•bear interest at the rate of 3.550% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. The Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in euro. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof.

For purposes of the Notes, a business day means a business day in the City of New York and London.

Interest

The Notes bear interest at the rate of 3.550% per annum.

We pay interest on the Notes annually in arrears on December 17, commencing on December 17, 2013, to the persons in whose names the Notes are registered at the close of business on the December 1 preceding the interest payment date.

The Notes will mature on December 17, 2032.

Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

At any time prior to the applicable Par Call Date (as set forth in the table below), the Notes will be redeemable, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes of such series to be redeemed. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In either case, accrued interest will be payable to the redemption date. At any time on or after the applicable Par Call Date (as set forth in the table below), we have the option to redeem the Notes, as a whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes of such series to be redeemed, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued interest will be payable to the redemption date.

Series	Par Call Date	Make-Whole Spread
3.550% 2032 Notes	September 17, 2032	25 bps

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by either the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes to be redeemed will be made by the trustee by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate.

Redemption for Taxation Reasons

If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below under “Interpretation”), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after December 11, 2012, on the next Interest Payment Date we would be required to pay additional amounts as provided or referred to below under “- Payment Without Withholding” and (b) the requirement cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 nor more than 60 days’ notice to the holders of the Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by two of our executive officers stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of AT&T so to redeem have occurred, cannot be avoided by us taking reasonable measures available to us and an opinion of independent legal advisers of recognized international standing to the effect that AT&T has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on request by any holder of the Notes.

Payment Without Withholding

All payments in respect of the Notes by or on behalf of AT&T shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, we will pay such additional amounts to a holder who is a United States Alien (as defined below) as may be necessary in order that the net amounts received by the holder after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note:

(a) where such withholding or deduction would not have been so imposed but for:

(i) in the case of payment by AT&T, the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;

(ii) in the case of payment by AT&T, the present or former status of the holder of the Note as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(iii) in the case of payment by AT&T, the past or present or future status of the holder of the Note as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of AT&T entitled to vote if AT&T was treated as a corporation, or the capital or profits interest in AT&T, if AT&T is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c) (3) (A) of the Internal Revenue Code of 1986, as amended; or

(iv) the failure by the holder of the Note to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by AT&T) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;

(b) in the case of payment by AT&T to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(c) to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(d) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Notes by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Notes;

(e) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Notes for payment on the last day of the period of 30 days assuming that day to have been an Interest Payment Date;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or of interest on any Notes, if such payment can be made without withholding by any other paying agent;

(g) any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of our Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(h) any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later; or

(i) any combination of (a), (b), (c), (d), (e), (f), (g) or (h).

Interpretation
As used in this description:

(a) “Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the trustee on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the holders of Notes by us; and

(b) “Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which we become subject in respect of payments made by it of principal and interest on the Notes.
Additional Amounts

Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Further Issues

We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally and ratably with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the Notes. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.
Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the securities. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.
Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 2.400% GLOBAL NOTES DUE 2024, THE 3.500% GLOBAL NOTES DUE 2025 AND THE 3.375% GLOBAL NOTES DUE 2034

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 2.400% Global Notes due 2024 (the “2024 Notes”), the 3.500% Global Notes due 2025 (the “2025 Notes”) and the 3.375% Global Notes due 2034 (the “2034 Notes” and, together with the 2024 Notes and the 2025 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on November 13, 2013 and June 11, 2014.

General

The 2024 Notes:

•were issued in an aggregate initial principal amount of €1,600,000,000, which remains the amount outstanding, subject to our ability to issue additional 2024 Notes which may be of the same series as the 2024 Notes as described under “- Further Issues”;

•mature on March 15, 2024;

•bear interest at the rate of 2.400% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2025 Notes:

•were issued in an aggregate initial principal amount of €1,000,000,000, which remains the amount outstanding, subject to our ability to issue additional 2025 Notes which may be of the same series as the 2025 Notes as described under “- Further Issues”;

•mature on December 17, 2025;

•bear interest at the rate of 3.500% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2034 Notes:

•were issued in an aggregate initial principal amount of €500,000,000, which remains the amount outstanding, subject to our ability to issue additional 2034 Notes which may be of the same series as the 2034 Notes as described under “- Further Issues”;

•mature on March 15, 2034;

•bear interest at the rate of 3.375% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in euro. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof. Under the terms of the Indenture, if the euro ceases to exist when payments on the Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on a Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a Note at the office of the paying agent.

For purposes of the Notes, a business day means a business day in the City of New York and London.

Interest

The 2024 Notes bear interest at the rate of 2.400% per annum, the 2025 Notes bear interest at the rate of 3.500% per annum and the 2034 Notes bear interest at the rate of 3.375% per annum.
We pay interest on the 2025 Notes annually in arrears on December 17, commencing on December 17, 2014, to the persons in whose names the 2025 Notes are registered at the close of business on the December 1 preceding the interest payment date. We pay interest on the 2024 Notes and 2034 Notes annually in arrears on March 15, commencing on March 15, 2015, to the persons in whose names the 2024 Notes and 2034 Notes are registered at the close of business on the business day preceding the interest payment date.

The 2024 Notes will mature on March 15, 2024, the 2025 Notes will mature on December 17, 2025 and the 2034 Notes will mature on March 15, 2034.

Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

At any time prior to the applicable Par Call Date (as set forth in the table below), the Notes will be redeemable, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes of such series to be redeemed. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In either case, accrued interest will be payable to the redemption date. At any time on or after the applicable Par Call Date (as set forth in the table below), we have the option to redeem the Notes, as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes of such series to be redeemed, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued interest will be payable to the redemption date.

Series	Par Call Date	Make-Whole Spread
2024 Notes	December 15, 2023	15 bps
2025 Notes	September 17, 2025	30 bps
2034 Notes	December 15, 2033	20 bps

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes of a series to be redeemed will be made by the trustee by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate.
Redemption for Taxation Reasons

If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below under “Interpretation”), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after November 5, 2013 with respect to the 2025 Notes and after June 4, 2014 with respect to the 2024 Notes and 2034 Notes, on the next Interest Payment Date we would be required to pay additional amounts as provided or referred to below under “- Payment Without Withholding” and (b) the requirement cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 nor more than 60 days’ notice to the holders of the Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by two of our executive officers stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of AT&T so to redeem have occurred, cannot be avoided by us taking reasonable measures available to us and an opinion of independent legal advisers of recognized international standing to the effect that AT&T has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on request by any holder of the Notes.

Payment Without Withholding

All payments in respect of the Notes by or on behalf of AT&T shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, we will pay such additional amounts to a holder who is a United States Alien (as defined below) as may be necessary in order that the net amounts received by the holder after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note:

(a) where such withholding or deduction would not have been so imposed but for:

(i) in the case of payment by AT&T, the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;

(ii) in the case of payment by AT&T, the present or former status of the holder of the Note as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;
(iii) in the case of payment by AT&T, the past or present or future status of the holder of the Note as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of AT&T entitled to vote if AT&T was treated as a corporation, or the capital or profits interest in AT&T, if AT&T is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c) (3) (A) of the Internal Revenue Code of 1986, as amended; or

(iv) the failure by the holder of the Note to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by AT&T) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;

(b) in the case of payment by AT&T to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(c) to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(d) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Notes by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Notes;

(e) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Notes for payment on the last day of the period of 30 days assuming that day to have been an Interest Payment Date;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or of interest on any Notes, if such payment can be made without withholding by any other paying agent;

(g) any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of our Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(h) any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later; or

(i) any combination of (a), (b), (c), (d), (e), (f), (g) or (h).

Interpretation

As used in this description:

(a) “Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the trustee on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the holders of Notes by us; and

(b) “Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which we become subject in respect of payments made by it of principal and interest on the Notes.

Additional Amounts

Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Further Issues

We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the Notes. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.
•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.
Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations
We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.
Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and bring such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:
•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 1.800% GLOBAL NOTES DUE 2026, THE 2.350% GLOBAL NOTES DUE 2029, THE 2.600% GLOBAL NOTES DUE 2029, THE 2.450% GLOBAL NOTES DUE 2035 AND THE 3.150% GLOBAL NOTES DUE 2036

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 1.800% Global Notes due 2026 (the “1.800% 2026 Notes”), the 2.350% Global Notes due 2029 (the “2.350% 2029 Notes”), the 2.600% Global Notes due 2029 (the “2.600% 2029 Notes”), the 2.450% Global Notes due 2035 (the 2035 Notes”) and the 3.150% Global Notes due 2036 (the “2036 Notes” and, together with the 1.800% 2026 Notes, the 2.350% 2029 Notes, the 2.600% 2029 Notes and the 2035 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on December 2, 2014, March 9, 2015, June 21, 2017 and December 19, 2018.

General

The 1.800% 2026 Notes:

•were issued in an aggregate initial principal amount of €1,489,219,000, which remains the amount outstanding, subject to our ability to issue additional 1.800% 2026 Notes which may be of the same series as the 1.800% 2026 Notes as described under “- Further Issues”;

•mature on September 5, 2026;

•bear interest at the rate of 1.800% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2.350% 2029 Notes:

•were issued in an aggregate initial principal amount of €1,260,469,000, which remains the amount outstanding, subject to our ability to issue additional 2.350% 2029 Notes which may be of the same series as the 2.350% 2029 Notes as described under “- Further Issues”;

•mature on September 5, 2029;

•bear interest at the rate of 2.350% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2.600% 2029 Notes:

•were issued in an aggregate initial principal amount of €800,000,000, which remains the amount outstanding, subject to our ability to issue additional 2.600% 2029 Notes which may be of the same series as the 2.600% 2029 Notes as described under “- Further Issues”;

•mature on December 17, 2029;

•bear interest at the rate of 2.600% per annum, payable annually in arrears;
•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2035 Notes:

•were issued in an aggregate initial principal amount of €1,250,000,000, which remains the amount outstanding, subject to our ability to issue additional 2035 Notes which may be of the same series as the 2035 Notes as described under “- Further Issues”;

•mature on March 15, 2035;

•bear interest at the rate of 2.450% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2036 Notes:

•were issued in an aggregate initial principal amount of €1,750,000,000, which remains the amount outstanding, subject to our ability to issue additional 2036 Notes which may be of the same series as the 2036 Notes as described under “- Further Issues”;

•mature on September 4, 2036;

•bear interest at the rate of 3.150% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.

The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in euro. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof. Under the terms of the Indenture, if the euro ceases to exist when payments on the Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on a Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a Note at the office of the paying agent.
For purposes of the 1.800% 2026 Notes, 2.350% 2029 Notes, 2.600% 2029 Notes and the 2036 Notes, a business day means any day other than a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.
For purposes of the 2035 Notes, a business day means a business day in the City of New York and London.

Interest

The interest rate per annum, annual interest payment date, date of commencement of interest payment and the maturity date of each series of Notes are set forth in the table below. We pay interest on the Notes annually in arrears to the persons in whose names the Notes are registered at the close of business on the business day preceding the respective interest payment date.

Series	Interest Rate	Interest Payment Date	Commencement of Interest Payment	Maturity Date
1.800% 2026 Notes	1.800%	September 4*	September 4, 2019	September 5, 2026
2.350% 2029 Notes	2.350%	September 4*	September 4, 2019	September 5, 2029
2.600% 2029 Notes	2.600%	December 17	December 17, 2015	December 17, 2029
2035 Notes	2.450%	March 15	March 15, 2016	March 15, 2035
2036 Notes	3.150%	September 4	September 4, 2017	September 4, 2036

* We will also pay interest on this series of Notes on its maturity date in an amount calculated for the one day period since the last annual interest payment date.
Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

Each series of Notes may be redeemed at any time prior to the applicable Par Call Date (as set forth in the table below), as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes of such series to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued interest will be payable to the redemption date. Each series of Notes may be redeemed at any time on or after the applicable Par Call Date, as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes of such series, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

Series	Par Call Date	Make-Whole Spread
1.800% 2026 Notes	June 4, 2026	25 bps
2.350% 2029 Notes	June 4, 2029	35 bps
2.600% 2029 Notes	September 17, 2029	25 bps
2035 Notes	December 15, 2034	25 bps
2036 Notes	June 4, 2036	35 bps

“Treasury Rate” means the price, expressed as a percentage (and, with respect to the 2.600% 2029 Notes, rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the applicable Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.
“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to, but not including, the redemption date.
On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes of a series to be redeemed will be made by the trustee by lot or (i) with respect to the 1.800% 2026 Notes, 2.350% 2029 Notes and 2036 Notes, pursuant to applicable depositary procedures and (ii) with respect to the 2.600% 2029 Notes and 2035 Notes, by such other method as the trustee in its sole discretion deems to be fair and appropriate.
Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;
(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;
(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “-Payment of Additional Amounts” and under the heading “-Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “-Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after the date set forth in the table below with respect to the relevant series of Notes or (b) a taxing authority of the United States takes an action on or after the date set forth in the table below with respect to the relevant series of Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the Notes on any interest payment date on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to, but not including, the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “-Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Series	Relevant Date of Taxation Change
1.800% 2026 Notes	February 15, 2018
2.350% 2029 Notes	February 15, 2018
2.600% 2029 Notes	November 20, 2014
2035 Notes	February 23, 2015
2036 Notes	June 7, 2017

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.
Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:
Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.
Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.
The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 0.250% GLOBAL NOTES DUE 2026, 1.600% GLOBAL NOTES DUE 2028, THE 0.800% GLOBAL NOTES DUE 2030, THE 2.050% GLOBAL NOTES DUE 2032, THE 2.600% GLOBAL NOTES DUE 2038 AND THE 1.800% GLOBAL NOTES DUE 2039

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 0.250% Global Notes due 2026 (the “0.250% 2026 Notes”), the 1.600% Global Notes due 2028 (the “2028 Notes”), the 0.800% Global Notes due 2030 (the “2030 Notes”), the 2.050% Global Notes due 2032 (the “2.050% 2032 Notes”), the 2.600% Global Notes due 2038 (the “2038 Notes”) and the 1.800% Global Notes due 2039 (the “2039 Notes” and, together with the 0.250% 2026 Notes, the 2028 Notes, the 2030 Notes, the 2.050% 2032 Notes and the 2038 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on September 11, 2019 and May 27, 2020.

General

The 0.250% 2026 Notes:

•were issued in an aggregate initial principal amount of €1,000,000,000, which remains the amount outstanding, subject to our ability to issue additional 0.250% 2026 Notes which may be of the same series as the 0.250% 2026 Notes as described under “- Further Issues”;

•mature on March 4, 2026;

•bear interest at the rate of 0.250% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2028 Notes:

•were issued in an aggregate initial principal amount of €1,750,000,000, which remains the amount outstanding, subject to our ability to issue additional 2028 Notes which may be of the same series as the 2028 Notes as described under “- Further Issues”;

•mature on May 19, 2028;

•bear interest at the rate of 1.600% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2030 Notes:

•were issued in an aggregate initial principal amount of €1,250,000,000, which remains the amount outstanding, subject to our ability to issue additional 2030 Notes which may be of the same series as the 2030 Notes as described under “- Further Issues”;

•mature on March 4, 2030;

•bear interest at the rate of 0.800% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2.050% 2032 Notes:

•were issued in an aggregate initial principal amount of €750,000,000, which remains the amount outstanding, subject to our ability to issue additional 2.050% 2032 Notes which may be of the same series as the 2.050% 2032 Notes as described under “- Further Issues”;

•mature on May 19, 2032;

•bear interest at the rate of 2.050% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.

The 2038 Notes:

•were issued in an aggregate initial principal amount of €500,000,000, which remains the amount outstanding, subject to our ability to issue additional 2038 Notes which may be of the same series as the 2038 Notes as described under “- Further Issues”;

•mature on May 19, 2038;

•bear interest at the rate of 2.600% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2039 Notes:
•were issued in an aggregate initial principal amount of €750,000,000, which remains the amount outstanding, subject to our ability to issue additional 2039 Notes which may be of the same series as the 2039 Notes as described under “- Further Issues”;

•mature on September 14, 2039;

•bear interest at the rate of 1.800% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in euro. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream

Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof. Under the terms of the Indenture, if the euro ceases to exist when payments on the Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on a Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a Note at the office of the paying agent.

For purposes of the Notes, a business day means any day that is not a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close.

Interest

The 0.250% 2026 Notes bear interest at the rate of 0.250% per annum, the 2028 Notes bear interest at the rate of 1.600% per annum, the 2030 Notes bear interest at the rate of 0.800% per annum, the 2.050% 2032 Notes bear interest at the rate of 2.050% per annum, the 2038 Notes bear interest at the rate of 2.600% per annum and the 2039 Notes bear interest at the rate of 1.800% per annum.

We pay interest on the 0.250% 2026 Notes and the 2030 Notes annually in arrears on each March 4, commencing on March 4, 2020, to the persons in whose names the 0.250% 2026 Notes and the 2030 Notes are registered at the close of business on the business day preceding the interest payment date. We pay interest on the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes annually in arrears on each May 19, commencing on May 19, 2021, to the persons in whose names the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes are registered at the close of business on the business day preceding the interest payment date. We pay interest on the 2039 Notes annually in arrears on each September 14, commencing on September 14, 2020, to the persons in whose names the 2039 Notes are registered at the close of business on the business day preceding the interest payment date.

The 0.250% 2026 Notes will mature on March 4, 2026, the 2028 Notes will mature on May 19, 2028, the 2030 Notes will mature on March 4, 2030, the 2.050% 2032 Notes will mature on May 19, 2032, the 2038 Notes will mature on May 19, 2038 and the 2039 Notes will mature on September 14, 2039.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or September 11, 2019 with respect to the 0.250% 2026 Notes, the 2030 Notes and 2039 Notes and May 27, 2020 with respect to the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes, if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Because the first payment of interest on the 2039 Notes is more than one year from the issue date of the 2039 Notes, the 2039 Notes will be treated for U.S. federal income tax purposes as issued with original issue discount (“OID”) in an amount equal to the excess of the principal amount and interest payments on the 2039 Notes over the issue price for the 2039 Notes. Accordingly, United States holders of the 2039 Notes will generally be required to accrue such OID for U.S. tax purposes on a constant yield basis over the term of the 2039 Notes even if the holder is otherwise subject to the cash basis method of tax accounting. Such holders, however, will generally not be required to include the stated interest payments on the 2039 Notes in income for U.S. tax purposes.

Optional Redemption

At any time prior to the applicable Par Call Date (as set forth in the table below), (i) the 0.250% 2026 Notes, the 2030 Notes and the 2039 Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes of such series to be redeemed, and (ii) the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time, on at least 10 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the Notes of such series to be redeemed. In each case, the redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued interest will be payable to the redemption date. At any time on or after the applicable Par Call Date (as set forth in the table below), (i) the 0.250% 2026 Notes, the 2030 Notes and the 2039 Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes of such series to be redeemed, and (ii) the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time, on at least 10 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the Notes of such series to be redeemed, in each case, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued interest will be payable to the redemption date.

Series	Par Call Date	Make-Whole Spread
0.250% 2026 Notes	February 4, 2026	20 bps
2028 Notes	February 19, 2028	35 bps
2030 Notes	December 4, 2029	25 bps
2.050% 2032 Notes	February 19, 2032	40 bps
2038 Notes	November 19, 2037	45 bps
2039 Notes	March 14, 2039	35 bps

“Treasury Rate” means the price, expressed as a percentage, at which the gross redemption yield on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the applicable Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal and interest on such Note that, but for the redemption, would be due after the related redemption date through the applicable Par Call Date, assuming the applicable series of Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with our paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes of a series to be redeemed will be made by the trustee by lot or pursuant to applicable depositary procedures.
Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or
(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or
(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “- Payment of Additional Amounts” and under the heading “- Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “- Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after the date set forth in the table below with respect to the relevant series of Notes or (b) a taxing authority of the United States takes an action on or after the date set forth in the table below with respect to the relevant series of Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the Notes on any interest payment date on not less than 30 nor more than 60 calendar days’ prior notice with respect to the 0.250% 2026 Notes, the 2030 Notes, and the 2039 Notes and not less than 10 nor more than 40 calendar days’ prior notice with respect to the 2028 Notes, the 2.050% 2032 Notes and the 2038 Notes, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “- Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Series	Relevant Date of Taxation Change
0.250% 2026 Notes	September 4, 2019
2028 Notes	May 19, 2020
2030 Notes	September 4, 2019
2.050% 2032 Notes	May 19, 2020
2038 Notes	May 19, 2020
2039 Notes	September 4, 2019

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.
Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:
•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.
Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.
Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:
•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.
Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 4.000% GLOBAL NOTES DUE 2049, THE 4.250% GLOBAL NOTES DUE 2050 AND THE 3.750% GLOBAL NOTES DUE 2050

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 4.000% Global Notes due 2049 (the “2049 Notes”), the 4.250% Global Notes due 2050 (the “4.250% 2050 Notes”) and the 3.750% Global Notes due 2050 (the “3.750% 2050 Notes” and, together with the 2049 Notes and the 4.250% 2050 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on February 27, 2020, December 12, 2019 and June 24, 2020.

General

The 2049 Notes:

•were issued in an aggregate initial principal amount of $2,995,000,000, which remains the amount outstanding, subject to our ability to issue additional 2049 Notes which may be of the same series as the 2049 Notes as described under “- Further Issues”;

•mature on June 1, 2049;

•bear interest at the rate of 4.000% per annum, payable semiannually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 4.250% 2050 Notes:

•were issued in an aggregate initial principal amount of $1,265,000,000, which remains the amount outstanding, subject to our ability to issue additional 4.250% 2050 Notes which may be of the same series as the 4.250% 2050 Notes as described under “- Further Issues”;

•mature on March 1, 2050;

•bear interest at the rate of 4.250% per annum, payable semiannually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 3.750% 2050 Notes:
•were issued in an aggregate initial principal amount of $1,050,000,000, which remains the amount outstanding, subject to our ability to issue additional 3.750% 2050 Notes which may be of the same series as the 3.750% 2050 Notes as described under “- Further Issues”;

•mature on September 1, 2050;

•bear interest at the rate of 3.750% per annum, payable semiannually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of $100,000 and integral multiples of $1,000 thereafter. Principal and interest payments on the Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner.

For purposes of the Notes, a business day means a business day in The City of New York and Taipei, Taiwan.

Interest

The 2049 Notes bear interest at the rate of 4.000% per annum, the 4.250% 2050 Notes bear interest at the rate of 4.250% per annum and the 3.750% 2050 Notes bear interest at the rate of 3.750% per annum.

We pay interest on the 2049 Notes in arrears on each June 1 and December 1, commencing on June 1, 2020, to the persons in whose names the 2049 Notes are registered at the close of business on the fifteenth day preceding the interest payment date. We pay interest on the 4.250% 2050 Notes in arrears on each March 1 and September 1, commencing on March 1, 2020, to the persons in whose names the 4.250% 2050 Notes are registered at the close of business on the fifteenth day preceding the interest payment date. We pay interest on the 3.750% 2050 Notes in arrears on each March 1 and September 1, commencing on September 1, 2020, to the persons in whose names the 3.750% 2050 Notes are registered at the close of business on the fifteenth day preceding the interest payment date.

The 2049 Notes will mature on June 1, 2049, the 4.250% 2050 Notes will mature on March 1, 2050 and the 3.750% 2050 Notes will mature on September 1, 2050.

Interest on the Notes is computed on the basis of the number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months). This payment convention is referred to as 30/360.

Optional Redemption

We have the option to redeem all, but not less than all, of each series of the Notes then outstanding on the applicable Redemption Date (as set forth in the table below). In addition, on the first Redemption Date on which we opt to redeem any series of the Notes, we also have the option to instead only redeem 50% of the aggregate principal amount of such series of Notes then outstanding. If we opt to redeem 50% of the aggregate principal amount of a series of the Notes then outstanding on a Redemption Date, any remaining Notes of such series can be redeemed at our option on a future Redemption Date in whole but not in part. Any redemption described in this paragraph must be on not less than 10 nor more than 40 days’ notice and will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the date of redemption. We will calculate the redemption price in connection with any redemption hereunder.

Series	Redemption Date
2049 Notes	Each June 1 on or after June 1, 2025
4.250% 2050 Notes	Each March 1 on or after March 1, 2025
3.750% 2050 Notes	Each September 1 on or after September 1, 2025

On and after the redemption date, interest will cease to accrue on the Notes or the portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with our paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

If less than all of any series of the Notes are to be redeemed, the Notes to be redeemed shall be selected pro rata or in accordance with applicable depositary procedures.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “-Payment of Additional Amounts” and under the heading “-Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “-Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after the date set forth in the table below with respect to the relevant series of Notes or (b) a taxing authority of the United States takes an action on or after the date set forth in the table below with respect to the relevant series of Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the Notes on any interest payment date on not less than 10 nor more than 40 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “-Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Series	Relevant Date of Taxation Change
2049 Notes	February 13, 2020
4.250% 2050 Notes	December 12, 2019
3.750% 2050 Notes	June 16, 2020

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise, and, to the extent permitted by applicable authorities in the Republic of China and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the Taipei Exchange and the Taiwan Securities Association, will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Notices

Notices to holders of the Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

Prescription Period

Any money that we deposit with the trustee or any paying agent for the payment of principal or any interest on a Note that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the Note will be able to seek any payment to which that holder may be entitled to collect only from us.

Governing Law

The Notes are governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.
Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:
Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.
The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 5.350% GLOBAL NOTES DUE 2066 AND THE 5.625% GLOBAL NOTES DUE 2067

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 5.350% Global Notes due 2066 (the “2066 Notes”) and 5.625% Global Notes due 2067 (the “2067 Notes” and, together with the 2066 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on October 27, 2017 and August 1, 2018.

General

The 2066 Notes:

•were issued in an aggregate initial principal amount of $1,322,500,000, which remains the amount outstanding, subject to our ability to issue additional 2066 Notes which may be of the same series as the 2066 Notes as described under “- Further Issues”;

•mature on November 1, 2066;

•bear interest at the rate of 5.350% per annum, payable quarterly in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2067 Notes:

•were issued in an aggregate initial principal amount of $825,000,000, which remains the amount outstanding, subject to our ability to issue additional 2067 Notes which may be of the same series as the 2067 Notes as described under “- Further Issues”;

•mature on August 1, 2067;

•bear interest at the rate of 5.625% per annum, payable quarterly in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of $25 and integral multiples of $25 thereafter. Principal and interest payments on the Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes.

For purposes of the Notes, a business day means a business day in the City of New York.
Interest

The 2066 Notes bear interest at the rate of 5.350% per annum and the 2067 Notes bear interest at the rate of 5.625% per annum.

We pay interest on the 2066 Notes and the 2067 Notes in arrears on each February 1, May 1, August 1 and November 1, commencing on February 1, 2018 with respect to the 2066 Notes and commencing on November 1, 2018 with respect to the 2067 Notes, to the persons in whose names the Notes are registered at the close of business on the fifteenth day preceding the respective interest payment date.

The 2066 Notes will mature on November 1, 2066 and the 2067 Notes will mature on August 1, 2067.

Optional Redemption

We may, at our option, redeem the 2066 Notes, in whole or in part, at any time and from time to time on or after November 1, 2022, and redeem the 2067 Notes, in whole or in part, at any time and from time to time on or after August 1, 2023, in each case, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with The Depository Trust Company (“DTC”) procedures) to the registered address of each holder of the Notes to be redeemed. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to, but excluding, the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with our paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. In the case of any partial redemption, selection of the Notes of a series to be redeemed will be made in accordance with applicable procedures of DTC.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:
(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or
(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “- Payment of Additional Amounts” and under the heading “- Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.
Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “- Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after October 25, 2017 with respect to the 2066 Notes or on or after July 25, 2018 with respect to the 2067 Notes or (b) a taxing authority of the United States takes an action on or after October 25, 2017 with respect to the 2066 Notes or on or after July 25, 2018 with respect to the 2067 Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the applicable series of Notes on any interest payment date on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “- Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Notices

Notices to holders of the Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.

Prescription Period

Any money that we deposit with the trustee or any paying agent for the payment of principal or any interest on any global note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the global note will be able to seek any payment to which that holder may be entitled to collect only from us.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.
Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.
Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.
Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.
Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 7.000% GLOBAL NOTES DUE 2040 AND THE 4.875% GLOBAL NOTES DUE 2044

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of November 1, 1994, with The Bank of New York Mellon, acting as trustee (the “Indenture”) and the 7.000% Global Notes due 2040 (the “2040 Notes”) and the 4.875% Global Notes due 2044 (the “2044 Notes” and, together with the 2040 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on May 1, 2009 and May 30, 2012.

General

The 2040 Notes:

•were issued in an aggregate initial principal amount of £1,100,000,000, which remains the amount outstanding, subject to our ability to issue additional 2040 Notes which may be of the same series as the 2040 Notes as described under “- Further Issues”;

•mature on April 30, 2040;

•bear interest at the rate of 7.000% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2044 Notes:

•were issued in an aggregate initial principal amount of £1,250,000,000, which remains the amount outstanding, subject to our ability to issue additional 2044 Notes which may be of the same series as the 2044 Notes as described under “- Further Issues”;

•mature on June 1, 2044;

•bear interest at the rate of 4.875% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and (i) with respect to the 2040 Notes, in minimum denominations of £50,000 and integral multiples of £50,000 thereafter and (ii) with respect to the 2044 Notes, in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. Principal and interest payments of the Notes are payable by us in pound sterling. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to the Depository Trust Company, Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof.

For purposes of the 2040 Notes, a business day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close.
For purposes of the 2044 Notes, a business day means a business day in the City of New York and London.

Interest

The 2040 Notes bear interest at the rate of 7.000% per annum and the 2044 Notes bear interest at the rate of 4.875% per annum.

We pay interest on the 2040 Notes annually in arrears on April 30, commencing on April 30, 2010, to the persons in whose names our 2040 Notes are registered at the close of business on the April 15 preceding each interest payment date. We pay interest on the 2044 Notes annually in arrears on June 1, commencing on June 1, 2013, to the persons in whose names the 2044 Notes are registered at the close of business on the May 15 preceding the interest payment date.

The 2040 Notes mature on April 30, 2040 and the 2044 Notes will mature on June 1, 2044.

Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the

Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption of the Notes

The Notes of each series will be redeemable, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes of that series. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes of that series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (actual/actual (ICMA)), at a rate equal to the Treasury Rate (as defined below) and 25 basis points for each series of the Notes. In either case, accrued interest will be payable to the redemption date.
“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the trustee) on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the trustee.

“Reference Bond” means, in relation to any Treasury Rate calculation, at the discretion of the trustee, a United Kingdom government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the trustee in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as the trustee may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by the trustee, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes of a series will be made by the trustee by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate.

Redemption for Taxation Reasons
If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below under “Interpretation”), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after April 24, 2009 with respect to the 2040 Notes and May 22, 2012 with respect to the 2044 Notes, on the next Interest Payment Date we would be required to pay additional amounts as provided or referred to below under “- Payment Without Withholding” and (b) the requirement cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 nor more than 60 days’ notice to the holders of Notes of each applicable series (which notice shall be irrevocable), redeem all, but not a portion of, the applicable series of Notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the applicable series of Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by two of our executive officers stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of AT&T so to redeem have occurred, cannot be avoided by us taking reasonable measures available to us and an opinion of independent legal advisers of recognized international standing to the effect that AT&T has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on request by any holder of each applicable series of Notes.
Payment Without Withholding

All payments in respect of the Notes by or on behalf of AT&T shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, we will pay such additional amounts to a holder who is a United States Alien (as defined below) as may be necessary in order that the net amounts received by the holder after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of each applicable series of the Notes in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note:
(a) where such withholding or deduction would not have been so imposed but for:

(i) in the case of payment by AT&T, the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;

(ii) in the case of payment by AT&T, the present or former status of the holder of the Note as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(iii) in the case of payment by AT&T, the past or present or future status of the holder of the Note as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of AT&T entitled to vote if AT&T was treated as a corporation, or the capital or profits interest in AT&T, if AT&T is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c) (3) (A) of the Internal Revenue Code of 1986, as amended; or

(iv) the failure by the holder of the Note to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by AT&T) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;

(b) in the case of payment by AT&T to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(c) to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(d) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Notes by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Notes;
(e) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Notes for payment on the last day of the period of 30 days assuming that day to have been an Interest Payment Date;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or of interest on any Notes, if such payment can be made without withholding by any other paying agent;

(g) any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of our Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(h) any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later; or

(i) any combination of (a), (b), (c), (d), (e), (f), (g) or (h).

Interpretation

As used in this description:
(a) “Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the trustee on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the holders of Notes by us; and

(b) “Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which we become subject in respect of payments made by it of principal and interest on the Notes.

Additional Amounts

Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.
Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.
•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of

Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:
•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the securities. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.
Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.
Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.
Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and bring such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 4.250% GLOBAL NOTES DUE 2043

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 4.250% Global Notes due 2043 (the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the form of Notes, which is filed as an exhibit to the Form 8-A filed with the Securities and Exchange Commission on May 15, 2013.

General

The Notes:

•were issued in an aggregate initial principal amount of £1,000,000,000, which remains the amount outstanding, subject to our ability to issue additional Notes which may be of the same series as the Notes as described under “- Further Issues”;

•mature on June 1, 2043;

•bear interest at the rate of 4.250% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. The Notes constitute a single series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in pound sterling. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof. Under the terms of the Indenture, if the pound sterling ceases to exist when payments on the Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on a Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a Note at the office of the paying agent.

For purposes of the Notes, a business day means a business day in the City of New York and London.

Interest

The Notes bear interest at the rate of 4.250% per annum.

We pay interest on the Notes annually in arrears on June 1, commencing on June 1, 2014, to the persons in whose names the Notes are registered at the close of business on the May 15 preceding the interest payment date.

The Notes will mature on June 1, 2043.

Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

At any time prior to December 1, 2042, the Notes will be redeemable, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) and 20 basis points for the Notes. In either case, accrued interest will be payable to the redemption date. At any time on or after December 1, 2042, we have the option to redeem the Notes, as a whole or in part, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. Accrued interest will be payable to the redemption date.

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a United Kingdom government bond whose maturity is closest to the maturity of the Notes, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other United Kingdom government bond as the Company or an investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment on the Note will be reduced by the amount of interest accrued on the Note to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes will be made by the trustee by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate.

Redemption for Taxation Reasons

If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below under “Interpretation”), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after May 8, 2013, on the next Interest Payment Date we would be required to pay additional amounts as provided or referred to below under “- Payment Without Withholding” and (b) the requirement cannot be avoided by our taking reasonable measures available to us, we may at our option, having given not less than 30 nor more than 60 days’ notice to the holders of Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by two of our executive officers stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of AT&T so to redeem have occurred, cannot be avoided by us taking reasonable measures available to us and an opinion of independent legal advisers of recognized international standing to the effect that AT&T has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on request by any holder of the Notes.

Payment Without Withholding

All payments in respect of the Notes by or on behalf of AT&T shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, we will pay such additional amounts to a holder who is a United States Alien (as defined below) as may be necessary in order that the net amounts received by the holder after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note:

(a) where such withholding or deduction would not have been so imposed but for:

(i) in the case of payment by AT&T, the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;

(ii) in the case of payment by AT&T, the present or former status of the holder of the Note as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(iii) in the case of payment by AT&T, the past or present or future status of the holder of the Note as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of AT&T entitled to vote if AT&T was treated as a corporation, or the capital or profits interest in AT&T, if AT&T is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended; or

(iv) the failure by the holder of the Note to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by AT&T) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;

(b) in the case of payment by AT&T to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(c) to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;
(d) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Notes by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Notes;

(e) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Notes for payment on the last day of the period of 30 days assuming that day to have been an Interest Payment Date;

(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or of interest on any Notes, if such payment can be made without withholding by any other paying agent;
(g) any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of our Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(h) any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later; or

(i) any combination of (a), (b), (c), (d), (e), (f), (g) or (h).

Interpretation

As used in this description:
(a) “Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the trustee on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the holders of Notes by us; and

(b) “Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which we become subject in respect of payments made by it of principal and interest on the Notes.

Additional Amounts

Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Further Issues

We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally and ratably with such Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the Notes. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Special Situations Covered by Our Indenture

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.

Modification and Waiver of Holders’ Contractual Rights
Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.

Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.
Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.

Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.

If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.

Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:

•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.

•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.

Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.

Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:

•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.

The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.
Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE 2.900% GLOBAL NOTES DUE 2026, THE 4.375% GLOBAL NOTES DUE 2029 AND THE 5.200% GLOBAL NOTES DUE 2033

The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the 2.900% Global Notes due 2026 (the “2.900% 2026 Notes”), the 4.375% Global Notes due 2029 (the “4.375% 2029 Notes”) and the 5.200% Global Notes due 2033 (the “2033 Notes” and, together with the 2.900% 2026 Notes and the 4.375% 2029 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on March 24, 2016 and September 11, 2018.

General

The 2.900% 2026 Notes:

•were issued in an aggregate initial principal amount of £750,000,000, which remains the amount outstanding, subject to our ability to issue additional 2.900% 2026 Notes which may be of the same series as the 2.900% 2026 Notes as described under “- Further Issues”;

•mature on December 4, 2026;

•bear interest at the rate of 2.900% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 4.375% 2029 Notes:

•were issued in an aggregate initial principal amount of £745,000,000, which remains the amount outstanding, subject to our ability to issue additional 4.375% 2029 Notes which may be of the same series as the 4.375% 2029 Notes as described under “- Further Issues”;

•mature on September 14, 2029;

•bear interest at the rate of 4.375% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The 2033 Notes:

•were issued in an aggregate initial principal amount of £342,361,000, which remains the amount outstanding, subject to our ability to issue additional 2033 Notes which may be of the same series as the 2033 Notes as described under “- Further Issues”;

•mature on November 18, 2033;

•bear interest at the rate of 5.200% per annum, payable annually in arrears;

•are repayable at par at maturity;

•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and

•are not subject to any sinking fund.
The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in pound sterling. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof. Under the terms of the Indenture, if the pound sterling ceases to exist when payments on the Notes are due under any circumstances, AT&T may supplement the Indenture to allow for payment in U.S. dollars. The principal and interest payable in U.S. dollars on a Note at maturity, or upon redemption, will be paid by wire transfer of immediately available funds against presentation of a Note at the office of the paying agent.

For purposes of the 2.900% 2026 Notes, a business day means a business day in the City of New York or the City of London.

For purposes of the 4.375% 2029 Notes and 2033 Notes, a business day means any day other than a Saturday or Sunday and that, in the City of New York or London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.

Interest

The 2.900% 2026 Notes bear interest at the rate of 2.900% per annum, the 4.375% 2029 Notes bear interest at the rate of 4.375% per annum and the 2033 Notes bear interest at the rate of 5.200% per annum.
We pay interest on the 2.900% 2026 Notes annually in arrears on each December 4, commencing on December 4, 2018, to the persons in whose names the 2.900% 2026 Notes are registered at the close of business on the business day preceding the interest payment date. We pay interest on the 4.375% 2029 Notes annually in arrears on September 14, commencing on September 14, 2016, to the persons in whose names the 4.375% 2029 Notes are registered at the close of business on the business day preceding the interest payment date. We pay interest on the 2033 Notes annually in arrears on November 18, commencing on November 18, 2016, to the persons in whose names our 2033 Notes are registered at the close of business on the business day preceding the interest payment date.

The 2.900% 2026 Notes will mature on December 4, 2026, the 4.375% 2029 Notes will mature on September 14, 2029 and the 2033 Notes will mature on November 18, 2033.

Interest on the Notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

At any time prior to September 4, 2026, the 2.900% 2026 Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus 25 basis points. In either case, accrued but unpaid interest will be payable to the redemption date. At any time on or after September 4, 2026, the Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice sent to the registered address of each holder of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. Accrued but unpaid interest will be payable to the redemption date.
The 4.375% 2029 Notes and the 2033 Notes may be redeemed as a whole or in part, at our option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the applicable series of Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the applicable series of Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus, for the 4.375% 2029 Notes, 35 basis points, and for the 2033 Notes, 25 basis points. In either case, accrued but unpaid interest will be payable to the redemption date. We will calculate the redemption price in connection with any redemption hereunder.

“Treasury Rate” means the price, expressed as a percentage (and, with respect to the 4.375% 2029 Notes and the 2033 Notes, rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a United Kingdom government bond whose maturity is closest to the maturity of the Notes of the applicable series, or if the Company or an investment bank appointed by the Company considers that such similar bond is not in issue, such other United Kingdom government bond as the Company or an investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining such Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to the redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

In the case of any partial redemption, selection of the Notes of a series to be redeemed will be made by the trustee by lot or, with respect to the 2.900% 2026 Notes, pursuant to applicable depositary procedures and, with respect to the 4.375% 2029 Notes and the 2033 Notes, by such other method as the trustee in its sole discretion deems to be fair and appropriate.

Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:
(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;

(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;

(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;
(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “-Payment of Additional Amounts” and under the heading “-Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.
Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “-Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after March 21, 2016 with respect to the 4.375% 2029 Notes and the 2033 Notes and September 6, 2018 with respect to the 2.900% 2026 Notes or (b) a taxing authority of the United States takes an action on or after March 21, 2016 with respect to the 4.375% 2029 Notes and the 2033 Notes and September 6, 2018 with respect to the 2.900% 2026 Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the applicable series of Notes on any interest payment date on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “-Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law

The Notes will be governed by and interpreted in accordance with the laws of the State of New York.
Special Situations Covered by Our Indenture

Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.

•The company we merge into or sell to must agree to be legally responsible for our debt securities.

•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “- Default and Related Matters - Events of Default - What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.
Modification and Waiver of Holders’ Contractual Rights

Under certain circumstances, we can make changes to the Indenture and the securities (including the Notes). Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.

Changes Requiring Approval of Holders. First, there are changes that cannot be made to the securities without specific approval of holders. The following is a list of those types of changes:

•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the Indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to conversion or exchange rights that would be adverse to the interests of holders;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to holders following a default or change any conversion or exchange rights, or impair the right of holders to sue for payment; and

•to make any change to this list of changes that requires specific approval of holders.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain each holder’s individual consent to the waiver.
Changes Not Requiring Approval of Holders. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the applicable holders money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the Indenture. However, the Indenture does not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the securities or request a waiver.
Discharge of Our Obligations

We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for the applicable holders with the trustee and certain other conditions are met. The deposit must be held in trust for the benefit of all direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.
If we accomplish full discharge, as described above, holders will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
We will indemnify the trustee and holders against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.

Liens on Assets

The Indenture does not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, ownership of securities means each holder is one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default.
Events of Default

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:
•We fail to make any interest payment on the securities of such series when it is due, and we do not cure this default within 90 days.
•We fail to make any payment of principal when it is due at the maturity of such series of securities or upon redemption.
•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.
•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.
Remedies if an Event of Default Occurs

Holders and the trustee will have the following remedies if an event of default occurs:
Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.
Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the Indenture, including bringing a lawsuit.
Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.
Individual Actions Holders May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or take other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:
•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.
•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.

However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the Indenture and all the securities under it, or else specifying any default.
The trustee may withhold from holders notice of any uncured default, except for payment defaults, if it determines that withholding notice is in holders’ interest.

Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.

DESCRIPTION OF THE FLOATING RATE GLOBAL NOTES DUE 2025, THE 3.550% GLOBAL NOTES DUE 2025, THE 3.950% GLOBAL NOTES DUE 2031 AND THE 4.300% GLOBAL NOTES DUE 2034
The following summary of AT&T’s above referenced debt securities is based on and qualified by the indenture, dated as of May 15, 2013, with The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Indenture”) and the Floating Rate Global Notes due 2025 (the “Floating Rate Notes”), the 3.550% Global Notes due 2025 (the “3.550% 2025 Notes”), the 3.950% Global Notes due 2031 (the “3.950% 2031 Notes”), and the 4.300% Global Notes due 2034 (the “4.300% 2034 Notes” and, together with the Floating Rate Notes, 3.550% 2025 Notes, the 3.950% 2031 Notes and the 4.300% 2034 Notes, the “Notes”). For a complete description of the terms and provisions of the Notes, please refer to the Indenture, which is filed as an exhibit to AT&T’s Annual Report on Form 10-K for the year ended December 31, 2023 and to the forms of Notes, which are filed as exhibits to the Form 8-As filed with the Securities and Exchange Commission on March 6, 2023 and May 18, 2023.
General
The Floating Rate Notes:
•were issued in an aggregate initial principal amount of €1,250,000,000, which remains outstanding, subject to our ability to issue additional Floating Rate Notes which may be of the same series as the Floating Rate Notes as described under “-Further Issues”;
•mature on March 6, 2025;
•bear interest at the applicable interest rate on the Floating Rate Notes in effect for each day of the Floating Rate Interest Period (as defined below) equal to the Applicable EURIBOR Rate plus 40 basis points (0.400%), payable quarterly in arrears;
•are repayable at par at maturity;
•are redeemable by us in connection with certain tax events as described below under “-Redemption Upon a Tax Event”; and
•are not subject to any sinking fund.

The 3.550% 2025 Notes:
•were issued in an aggregate initial principal amount of €1,000,000,000, which remains outstanding, subject to our ability to issue additional 3.550% 2025 Notes which may be of the same series as the 3.550% 2025 Notes as described under “-Further Issues”;
•mature on November 18, 2025;
•bear interest at the rate of 3.550% per annum, payable annually in arrears;
•are repayable at par at maturity;
•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and
•are not subject to any sinking fund.

The 3.950% 2031 Notes:
•were issued in an aggregate initial principal amount of €1,000,000,000, which remains outstanding, subject to our ability to issue additional 3.950% 2031 Notes which may be of the same series as the 3.950% 2031 Notes as described under “-Further Issues”;
•mature on April 30, 2031;
•bear interest at the rate of 3.950% per annum, payable annually in arrears;
•are repayable at par at maturity;
•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and
•are not subject to any sinking fund.

The 4.300% 2034 Notes:
•were issued in an aggregate initial principal amount of €1,250,000,000, which remains outstanding, subject to our ability to issue additional 4.300% 2034 Notes which may be of the same series as the 4.300% 2034 Notes as described under “-Further Issues”;
•mature on November 18, 2034;
•bear interest at the rate of 4.300% per annum, payable annually in arrears;
•are repayable at par at maturity;
•are redeemable by us at the time described below under “- Optional Redemption” and in connection with certain tax events as described below under “- Redemption Upon a Tax Event”; and
•are not subject to any sinking fund.

The Notes are unsecured and unsubordinated obligations and rank pari passu with all other indebtedness issued under our Indenture. Each series of Notes constitutes a separate series under the Indenture. The Notes are issued in fully registered form only and in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Principal and interest payments on the Notes are payable by us in euro. Payments of principal, interest and additional amounts, if any, in respect of the Notes will be made to Euroclear System, Clearstream Banking S.A. or such nominee or common depositary, as the case may be, as registered holder thereof.
For purposes of the Notes, a business day” means any day that is not a Saturday or Sunday and that in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.
Interest

The Floating Rate Notes:
    The Floating Rate Notes will bear interest from March 6, 2023 at a floating rate determined in the manner provided below, payable on March 6, June 6, September 6 and December 6 of each year (each such day, a “Floating Rate Interest Payment Date”), commencing on June 6, 2023, to the persons in whose names the Floating Rate Notes were registered at the close of business on the 15th day preceding the respective interest payment date, subject to certain exceptions. The per annum interest rate on the Floating Rate Notes in effect for each day of a Floating Rate Interest Period is equal to the Applicable EURIBOR Rate plus 40 basis points (0.400%). The interest rate for each Floating Rate Interest Period will be set on March 6, June 6, September 6 and December 6 of each year, and was set for the initial Floating Rate Interest Period on March 6, 2023 (each such date, a “Floating Rate Interest Reset Date”) until the principal on the Floating Rate Notes is paid or made available for payment (the “Floating Rate Principal Payment Date”). If any Floating Rate Interest Reset Date (other than the initial Floating Rate Interest Reset Date occurring on March 6, 2023) and Floating Rate Interest Payment Date would otherwise be a day that is not a EURIBOR business day, other than the interest payment date that is also the date of maturity, such Floating Rate Interest Reset Date and Floating Rate Interest Payment Date shall be the next succeeding EURIBOR business day, unless the next succeeding EURIBOR business day is in the next succeeding calendar month, in which case such Floating Rate Interest Reset Date and Floating Rate Interest Payment Date shall be the immediately preceding EURIBOR business day; and provided further, that if the date of maturity is not a EURIBOR business day, payment of principal and interest will be made on the next succeeding business day and no interest will accrue for the period from and after such date of maturity.
“EURIBOR business day” means any day that is not a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the TARGET System, or any successor thereto, operates.
“Floating Rate Interest Period” shall mean the period from and including a Floating Rate Interest Reset Date to but excluding the next succeeding Floating Rate Interest Reset Date and, in the case of the last such period, from and including the Floating Rate Interest Reset Date immediately preceding the maturity date or Floating Rate Principal Payment Date, as the case may be, to but not including such maturity date or Floating Rate Principal Payment Date, as the case may be. If the Floating Rate Principal Payment Date or maturity date is not a EURIBOR business day, then the principal amount of the Floating Rate Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding EURIBOR business day and no interest shall accrue for the maturity date, Floating Rate Principal Payment Date or any day thereafter.
The “Applicable EURIBOR Rate” shall mean the rate determined in accordance with the following provisions:
(1) Two prior TARGET days on which dealings in deposits in euros are transacted in the euro-zone interbank market preceding each Floating Rate Interest Reset Date (each such date, an “Interest Determination Date”), The Bank of New York Mellon Trust Company, N.A. (the “Calculation Agent”), as agent for AT&T, will determine the Applicable EURIBOR Rate which shall be the rate for deposits in euro having a maturity of three months commencing on the first day of the applicable interest period that appears on the Bloomberg Screen BBAM Page as of 11:00 a.m., Brussels time, on such Interest Determination Date. “Bloomberg Screen BBAM Page” means the display designated on page “BBAM” on Bloomberg (or such other page as may replace the “BBAM” page on that service or any successor service for the purpose of displaying euro-zone interbank offered rates for euro-denominated deposits of major banks). If the Applicable EURIBOR Rate on such Interest Determination Date does not appear on the Bloomberg Screen BBAM Page, the Applicable EURIBOR Rate will be determined as described in (2) below.
(2) With respect to an Interest Determination Date for which the Applicable EURIBOR Rate does not appear on the Bloomberg Screen BBAM Page as specified in (1) above, the Applicable EURIBOR Rate will be determined on the basis of the rates at which deposits in euro are offered by four major banks in the euro-zone interbank market selected by AT&T (the “Reference Banks”) at approximately 11:00 a.m., Brussels time, on such Interest Determination Date to prime banks in the euro-zone interbank market having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. AT&T or its designee will request the principal euro-zone office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of the rates quoted by three major banks in the euro-zone selected by AT&T at approximately 11:00 a.m., Brussels time, on such Interest Determination Date for loans in euro to leading European banks, having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected as aforesaid by AT&T are not quoting as mentioned in this sentence, the relevant interest rate for the Floating Rate Interest Period commencing on the Floating Rate Interest Reset Date following such Interest Determination Date will be the interest rate in effect on such Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Floating Rate Interest Reset Date).
The amount of interest for each day that the Floating Rate Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes (known as the “Actual/360” day count). The amount of interest to be paid on the Floating Rate Notes for any Floating Rate Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Floating Rate Interest Period.
The interest rate and amount of interest to be paid on the Floating Rate Notes for each Floating Rate Interest Period will be determined by the Calculation Agent. The interest rate will in no event be lower than zero or higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent will, upon the request of any holder of the Floating Rate Notes, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on AT&T and the holders of the Floating Rate Notes. So long as the Applicable EURIBOR Rate is required to be determined with respect to the Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish the Applicable EURIBOR Rate for any Floating Rate Interest Period, or that AT&T proposes to remove such Calculation Agent, AT&T shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.
The 3.550% 2025 Notes, 3.950% 2031 Notes and 4.300% 2034 Notes (collectively, the “Fixed Rate Notes”):
The 3.550% 2025 Notes bear interest at the rate of 3.550% per annum, the 3.950% 2031 Notes bear interest at the rate of 3.950% per annum and the 4.300% 2034 Notes bear interest at the rate of 4.300% per annum.
We pay interest on (i) the 3.550% 2025 Notes and the 4.300% 2034 Notes annually in arrears on each November 18, commencing on November 18, 2023, and (ii) the 3.950% 2031 Notes annually in arrears on each April 30, commencing on April 30, 2024, in each case to the persons in whose names the Fixed Rate Notes are registered at the close of business on the business day preceding the interest payment date. The 3.550% 2025 Notes will mature on November 18, 2025, the 3.950% 2031 Notes will mature on April 30, 2031 and the 4.300% 2034 Notes will mature on November 18, 2034.
Interest on the Fixed Rate Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Fixed Rate Notes (or May 18, 2023, if no interest has been paid on the Fixed Rate Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Optional Redemption

Each series of Fixed Rate Notes may be redeemed at any time prior to the applicable Par Call Date (as set forth in the table below), as a whole or in part, at our option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the Fixed Rate Notes of such series to be redeemed. The redemption price will be calculated by us and will be equal to the greater of (1) 100% of the principal amount of the Fixed Rate Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to, but excluding, the redemption date. At any time on or after the applicable Par Call Date (as set forth in the table below), the Fixed Rate Notes may be redeemed, as a whole or in part, at our option, at any time and from time to time, on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the Fixed Rate Notes of such series to be redeemed, at a redemption price equal to 100% of the principal amount of such series of Fixed Rate Notes to be redeemed. Accrued but unpaid interest will be payable to, but excluding, the redemption date.

Series	Par Call Date	Make-Whole Spread
3.550% 2025 Notes	October 18, 2025	20 bps
3.950% 2031 Notes	January 30, 2031	30 bps
4.300% 2034 Notes	August 18, 2034	35 bps

    “Treasury Rate” means the price, expressed as a percentage, at which the gross redemption yield on the Fixed Rate Notes of the applicable series, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the applicable Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by us or an investment bank appointed by us.
“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Fixed Rate Notes of the applicable series, or if we or an investment bank appointed by us considers that such similar bond is not in issue, such other German government bond as we or an investment bank appointed by us, with the advice of three brokers of, and/or market makers in, German government bonds selected by us or an investment bank appointed by us, determine to be appropriate for determining such Treasury Rate.
“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note of a series to be redeemed, the remaining scheduled payments of principal and interest on such Fixed Rate Note that, but for the redemption, would be due after the related redemption date through to the applicable Par Call Date, assuming the applicable series of Fixed Rate Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If that redemption date is not an interest payment date with respect to the applicable series of Fixed Rate Notes, the amount of the next succeeding scheduled interest payment on the Fixed Rate Notes will be reduced by the amount of interest accrued on the Fixed Rate Notes to the redemption date.
On and after the redemption date, interest will cease to accrue on the Fixed Rate Notes or any portion of the Fixed Rate Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with our paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the Fixed Rate Notes to be redeemed on that date.
Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

In the case of any partial redemption, selection of the Fixed Rate Notes of a series to be redeemed will be made by the trustee by lot or pursuant to applicable depositary procedures.

Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or our paying agent of the principal of and interest on the Notes to a person that is a United States Alien, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.
Our obligation to pay additional amounts shall not apply:
(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:
(a) is or was present or engaged in a trade or business in the United States, has or had a permanent establishment in the United States, or has any other present or former connection with the United States or any political subdivision or taxing authority thereof or therein;
(b) is or was a citizen or resident or is or was treated as a resident of the United States;
(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax;
(d) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or
(e) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of AT&T entitled to vote;
(2) to any holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by AT&T or a paying agent from the payment;
(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that is announced or becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;
(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or
(8) in the case of any combination of the above items.
In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.
The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.
Any reference in the terms of the Notes of each series to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.
Redemption Upon a Tax Event
If (a) we become or will become obligated to pay additional amounts with respect to any Notes as described herein under the heading “—Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective, on or after February 27, 2023, in the case of the Floating Rate Notes, or May 11, 2023, in the case of the Fixed Rate Notes, or (b) a taxing authority of the United States takes an action on or after February 27, 2023, in the case of the Floating Rate Notes, or May 11, 2023, in the case of the Fixed Rate Notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, as a whole, but not in part, the applicable series of Notes on any interest payment date on not less than 10, in the case of the Floating Rate Notes, or 5, in the case of the Fixed Rate Notes, nor more than 40 calendar days’ (for all Notes) prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to, but excluding, the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading “—Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.
Further Issues
We may from time to time, without notice to or the consent of the holders of a series of the Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers’ certificate pursuant to the Indenture.

Governing Law
The Notes will be governed by and constructed in accordance with the laws of the State of New York.
Special Situations Covered by Our Indenture
Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all the following conditions are met:

•Where we merge out of existence or sell our assets, the company we merge into or sell to may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of the United States, any State thereof, or the District of Columbia.
•The company we merge into or sell to must agree to be legally responsible for our debt securities.
•The merger, sale of assets or other transaction must not cause a default on the securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “— Default and Related Matters — Events of Default — What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
Further, we may buy substantially all of the assets of another company without complying with any of the foregoing conditions.
Modification and Waiver of Your Contractual Rights
Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a majority vote, and some changes do not require any approval at all.
Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. The following is a list of those types of changes:
•to reduce the percentage of holders of securities who must consent to a waiver or amendment of the applicable indenture;

•to reduce the rate of interest on any security or change the time for payment of interest;

•to reduce the principal due on any security or change the fixed maturity of any security;

•to waive a default in the payment of principal or interest on any security;

•to change the currency of payment on a security, unless the security provides for payment in a currency that ceases to exist;

•in the case of convertible or exchangeable securities, to make changes to your conversion or exchange rights that would be adverse to your interests;

•to change the right of holders to waive an existing default by majority vote;

•to reduce the amount of principal or interest payable to you following a default or change your conversion or exchange rights, or impair your right to sue for payment;

•to make any change to this list of changes that requires your specific approval; and

•to modify any of the provisions of the subordinated indenture in a manner that adversely affects the superior position of the holders of senior indebtedness then outstanding.

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities is the kind that requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except as set forth in the following paragraph. The same vote would be required for us to obtain a waiver of an existing default. However, we cannot obtain a waiver of a payment default unless we obtain your individual consent to the waiver.
Changes Not Requiring Your Approval. The third type of change does not require any vote by holders of securities. This type includes, among others, clarifications of ambiguous contract terms, changes to make securities payable in U.S. dollars (if the stated denomination ceases to exist) and other changes that would not materially adversely affect holders of the securities.
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the securities were accelerated to that date because of a default.

•For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.
Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. A security does not cease to be outstanding because we or an affiliate of us is holding the security.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indentures. However, the indentures do not oblige us to fix any record date at all. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.
Holders who hold in “street name” and other indirect holders, including holders of any securities issued as global securities, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the securities or request a waiver.
Discharge of Our Obligations
We can fully discharge ourselves from any payment or other obligations on the securities of any series if we make a deposit for you with the trustee and certain other conditions are met. The deposit must be held in trust for your benefit and the benefit of all other direct holders of the securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.
However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities.
If we accomplish full discharge, as described above, you will have to rely solely on the trust deposit for repayment of the securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
We will indemnify the trustee and you against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations.
Liens on Assets

The indentures do not restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries.
Default and Related Matters
Ranking Compared to Other Creditors
The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. However, the trustee under each indenture has a right to receive payment for its administrative services prior to any payment to security holders after a default.
Events of Default
Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default? The term “event of default” with respect to any series of securities means any of the following:
•We fail to make any interest payment on a security when it is due, and we do not cure this default within 90 days.
•We fail to make any payment of principal when it is due at the maturity of any security or upon redemption.

•We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 90 days.

•We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•Any other event of default described in the prospectus supplement occurs.

Remedies if an Event of Default Occurs
Holders and the trustee will have the following remedies if an event of default occurs:
Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived.
Special Duties of Trustee. If an event of default occurs, the trustee will have some special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the applicable indenture, including bringing a lawsuit.
Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. The trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture.
Individual Actions You May Take if the Trustee Fails to Act. Before a holder bypasses the trustee and brings such holder’s own lawsuit or other formal legal action or takes other steps to enforce such holder’s rights or protect such holder’s interests relating to the securities, the following must occur:
•Such holder must give the trustee written notice that an event of default has occurred and remains uncured.

•The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•During the 60-day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with the request.
However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s security on or after its due date.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all the relevant series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without such holder’s individual approval.
We Will Give the Trustee Information About Defaults Annually
Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indentures and all the securities under it, or else specifying any default.

The trustee may withhold from you notice of any uncured default, except for payment defaults, if it determines that withholding notice is in your interest.
Holders who hold in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture. In addition, affiliates of The Bank of New York Mellon Trust Company, N.A. may perform various commercial banking and investment banking services for us and our subsidiaries from time to time in the ordinary course of business.